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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-03201, 333-71631, 333-75187 and 333-75189 of Courier Corporation on Form S-8 of our report dated November 17, 2003, appearing in this Annual Report on Form 10-K of Courier Corporation and subsidiaries for the year ended September 27, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 5, 2003

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INDEPENDENT AUDITORS' CONSENT